UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              ---------------------

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                                September 4, 2007


                            COMVERSE TECHNOLOGY, INC.

             (Exact name of registrant as specified in its charter)


         NEW YORK                       0-15502                   13-3238402

(State or other jurisdiction          (Commission               (IRS Employer
       of incorporation)              File Number)           Identification No.)


                               810 Seventh Avenue,
                               New York, New York
                                      10019

                    (Address of Principal Executive Offices)
                                   (Zip Code)

       Registrant's telephone number, including area code: (212) 739-1000


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

        The information disclosed under Item 5.02 is incorporated herein by reference.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

        On September 4, 2007, Comverse Technology, Inc. (the "Company") entered into an employment agreement (the "Employment Agreement") with Cynthia Shereda for her services as Executive Vice President, General Counsel and Corporate Secretary of the Company, reporting to the Company's Chief Executive Officer, effective on October 15, 2007. Ms. Shereda, age 47, served most recently from May, 2005 as Executive Vice President, Chief Legal Officer and Secretary of ATMI, Inc., a provider of specialty materials and high-purity materials handling and delivery solutions to the worldwide semiconductor industry. From May 2004 to May 2005, Ms. Shereda served as ATMI's Vice President, Chief Legal Officer and Secretary. From 1998 until May 2004, Ms. Shereda served as Transaction and Finance Counsel for General Electric Company, a diversified industrial company, focusing on mergers, acquisitions and divestitures. Previously, Ms. Shereda was an associate with Davis Polk & Wardwell and Cravath, Swaine & Moore working on matters ranging from securities to M&A. Prior thereto, Ms. Shereda was a Certified Public Accountant, serving in a variety of positions in public and private accounting. Ms. Shereda is a member of the Bar of the State of New York. Ms. Shereda holds a J.D. from the University of Texas and a B.S. from New York University.

        The Employment Agreement provides for Ms. Shereda's employment as Executive Vice President, General Counsel and Corporate Secretary for the Company for an initial term commencing on October 15, 2007 and ending eighteen
(18) months thereafter, with subsequent one-year automatic extensions unless earlier terminated or not renewed in accordance with the terms of the Employment Agreement. During the initial term of employment, Ms. Shereda will be paid a base salary of $437,000. The base salary will be reviewed no less frequently than annually, and may be increased in the discretion of the Company's Board of Directors (the "Board") or its Compensation Committee. Ms. Shereda will be eligible to receive a bonus of up to $425,000 (subject to adjustment upon increases in base salary) if certain performance targets, developed by the Chief Executive Officer of the Company, are met; provided, however, that Ms. Shereda's bonus for fiscal year 2007 shall not be less than $200,000.

        During the term of employment, Ms. Shereda will be entitled to participate in any other long-term incentive compensation plans, programs and/or arrangements applicable to senior-level executives as established and modified from time to time by the Board or the Company's Compensation Committee in its discretion, including equity-based plans. In addition, during the term of employment, Ms. Shereda will receive equity-based grants at a level commensurate with her position when such other senior-level executives receive grants. Ms. Shereda also will be entitled to participate in all employee welfare, pension benefit plans, and fringe benefit programs applicable to senior-level executives and to be reimbursed for reasonable business expenses. During the term of employment, Ms. Shereda will benefit from a term life insurance policy with a minimum death benefit equal to the unvested portion of the One-Time Equity Grant (as defined below) and will be entitled to reimbursement for reasonable legal fees and expenses in an amount of up to $15,000 incurred in connection with the negotiation and execution of the Employment Agreement.

        The term of employment and Ms. Shereda's employment may be terminated by either the Company or Ms. Shereda at any time and for any reason upon 60 calendar days advance written notice. If, other than in connection with a change of control, (i) Ms. Shereda's employment is terminated by the Company and all of its affiliates for any reason other than cause, (ii) Ms. Shereda terminates her employment for good reason within sixty (60) calendar days of becoming aware of the existence of good reason, or (iii) the Company terminates Ms. Shereda's employment by providing a notice of nonrenewal, then Ms. Shereda will be entitled to receive the following benefits: (A) severance pay equal to (1) a pro-rata share of the annual bonus Ms. Shereda would have earned if she remained employed through the end of the fiscal year in which she was terminated based upon actual performance against the performance targets, payable when bonuses are paid by the Company to its senior level executives, (2) 1.0 multiplied by the greater of Ms. Shereda's base salary in effect immediately prior to the date


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set forth in the notice of termination or Ms. Shereda's base salary immediately prior to any reduction triggering the right to terminate for good reason payable in accordance with the Company's regular payroll practices and (3) 1.0 multiplied by the target bonus of $300,000 payable in a lump sum within the later of 30 calendar days after the date set forth in the notice of termination or the expiration of the revocation period for the release required to be delivered by Ms. Shereda to the Company; (B) medical, dental and life insurance coverage continuation for Ms. Shereda's covered beneficiaries for 12 months following termination of employment; (C) (1) earned but unpaid base salary and earned but unpaid annual bonus for the immediately preceding fiscal year, (2) reimbursement for business-related expenses, and (3) such other compensation and benefits, if any, to which Ms. Shereda may be entitled from time to time pursuant to the terms and conditions of employee compensation, incentive, equity, benefit or fringe benefit plans of the Company, other than pursuant to any Company severance policy and subject to certain exceptions; and (D) the acceleration or waiver of any time periods or conditions relating to the One Time Equity Grant.

        If, within one year following a change of control, (i) Ms. Shereda's employment is terminated by the Company and all of its affiliates for any reason other than cause, (ii) Ms. Shereda terminates her employment for good reason within sixty (60) calendar days of becoming aware of the existence of good reason, or (iii) the Company terminates Ms. Shereda's employment by providing a notice of nonrenewal, then Ms. Shereda will be entitled to receive the following benefits: (A) severance pay equal to (1) a pro-rata share of the annual bonus Ms. Shereda would have earned if she remained employed through the end of the fiscal year in which she was terminated based upon actual performance against the performance targets, payable when bonuses are paid by the Company to its senior level executives, (2) 1.5 multiplied by the greater of Ms. Shereda's base salary in effect immediately prior to the date set forth in the notice of termination or Ms. Shereda's base salary immediately prior to any reduction triggering the right to terminate for good reason payable in accordance with the Company's regular payroll practices and (3) 1.5 multiplied by the target bonus of $300,000 payable in a lump sum within the later of 30 calendar days after the date set forth in the notice of termination or the expiration of the revocation period for the release required to be delivered by Ms. Shereda to the Company;
(B) medical, dental and life insurance coverage continuation for Ms. Shereda's covered beneficiaries for 18 months following termination of employment; (C) (1) earned but unpaid base salary and earned but unpaid annual bonus for the immediately preceding fiscal year, (2) reimbursement for business-related expenses, and (3) such other compensation and benefits, if any, to which Ms. Shereda may be entitled from time to time pursuant to the terms and conditions of employee compensation, incentive, equity, benefit or fringe benefit plans of the Company, other than pursuant to any Company severance policy and subject to certain exceptions; and (D) the acceleration or waiver of any time periods or conditions relating to the or conditions relating to any outstanding equity incentive award then held by Ms. Shereda.

        Ms. Shereda is also subject to certain confidentiality provisions, invention disclosure provisions, restrictive covenants and intellectual property assignment provisions.

        The foregoing description is not complete and is qualified in its entirety to the Employment Agreement, attached as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated herein by reference.

        Pursuant to the Employment Agreement, Ms. Shereda will be entitled to an award of 25,000 deferred stock units under the Company's 2005 Stock Incentive Compensation Plan upon the commencement of her employment. The Company and Ms. Shereda entered into a Deferred Stock Award Agreement, dated September 4, 2007 (the "Deferred Stock Award Agreement"), evidencing such award. Each deferred stock unit represents the right to receive one share of common stock, $0.10 par value per share, of the Company on the respective vesting dates. The deferred stock unit award will vest 1/3 on each of the first, second and third anniversaries of October 15, 2007, subject to accelerated vesting under certain circumstances.

        The foregoing description is not complete and is qualified in its entirety to the Deferred Stock Agreement, attached as Exhibit 10.2 to this Current Report on Form 8-K, and incorporated herein by reference.

        Pursuant to the Employment Agreement, Ms. Shereda will be entitled to an additional 25,000 deferred stock units under the Company's 2005 Stock Incentive Compensation Plan in order to offset the loss of existing unvested equity


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incentive rights she would have been entitled to at her current employer (the
"One Time Equity Grant") upon the commencement of her employment. The Company and Ms. Shereda entered into a Deferred Stock Award Agreement, dated September 4, 2007 (the "One Time Equity Grant Deferred Stock Award Agreement"), evidencing such award. Each deferred stock unit represents the right to receive one share of common stock, $0.10 par value per share, of the Company on the respective vesting dates. The deferred stock unit award will vest 1/3 on each of the first, second and third anniversaries of October 15, 2007, subject to accelerated vesting under certain circumstances.

        The foregoing description is not complete and is qualified in its entirety to the One Time Equity Grant Deferred Stock Agreement, attached as
Exhibit 10.3 to this Current Report on Form 8-K, and incorporated herein by reference.
























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ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

      (d)   EXHIBITS:

            Exhibit No.                          Description
            -----------                          -----------

               10.1 Employment Agreement, dated September 4, 2007, between Comverse Technology, Inc. and Cynthia Shereda

               10.2 Deferred Stock Award Agreement, dated September 4, 2007, between Comverse Technology, Inc. and Cynthia Shereda

               10.3 Deferred Stock Award Agreement, dated September 4, 2007, between Comverse Technology, Inc. and Cynthia Shereda













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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             COMVERSE TECHNOLOGY, INC.


Date:  September 10, 2007                    By:   /s/  Andre Dahan
                                                --------------------------------
                                             Name:   Andre Dahan
                                             Title:  President and Chief
                                                     Executive Officer


























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                                  EXHIBIT INDEX

            Exhibit No.                          Description
            -----------                          -----------

               10.1 Employment Agreement, dated September 4, 2007, between Comverse Technology, Inc. and Cynthia Shereda

               10.2 Deferred Stock Award Agreement, dated September 4, 2007, between Comverse Technology, Inc. and Cynthia Shereda

               10.3 Deferred Stock Award Agreement, dated September 4, 2007, between Comverse Technology, Inc. and Cynthia Shereda













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